SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25032	25-1724540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Agreement

On January 21, 2016, Universal Stainless & Alloy Products, Inc. (the “Company”) entered into a Revolving Credit, Term Loan and Security Agreement (the “New Credit Agreement”), by and among the Company, the other Borrowers (as defined in the New Credit Agreement) party thereto, the Guarantors (as defined in the New Credit Agreement) party thereto from time to time, PNC Bank, National Association, as administrative agent and co-collateral agent (the “Agent”), Bank of America, N.A., as co-collateral agent, and PNC Capital Markets LLC, as sole lead arranger and sole bookrunner. The New Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount not to exceed $65.0 million (the “Revolving Credit Facility”) and a senior secured term loan facility relating to a term loan (the “Term Loan”) in the amount of $30.0 million (together with the Revolving Credit Facility, the “Facilities”). The New Credit Agreement also provides for a letter of credit sub-facility not to exceed $10.0 million and a swing loan sub-facility not to exceed $6.5 million.

The Facilities, which expire upon the earlier to occur of (i) January 21, 2021 or (ii) the date that is 90 days prior to the scheduled maturity date of the New Convertible Notes (as defined below) (in either case, the “Expiration Date”), are collateralized by a first lien in substantially all of the assets of the Company and its subsidiaries, except that no real property is collateral under the Facilities other than the Company’s real property in North Jackson, Ohio. The Company, Dunkirk Specialty Steel, LLC, a wholly owned subsidiary of the Company (“Dunkirk”), and North Jackson Specialty Steel, LLC, a wholly owned subsidiary of the Company (together with the Company and Dunkirk, the “Co-Borrowers”), are co-borrowers under the Facilities. The Co-Borrowers’ respective obligations under the Facilities will be guaranteed by any future direct and indirect domestic subsidiaries of any Co-Borrower (together with the Co-Borrowers, the “Loan Parties”).

Availability under the Revolving Credit Facility is based on eligible accounts receivable and inventory, less (i) reserves established by the Agent in accordance with the terms of the New Credit Agreement and (ii) any outstanding swing loans and letters of credit issued under the Facilities. At any time prior to January 21, 2020, the Company may make up to two requests to increase the maximum aggregate principal amount of borrowings under the Revolving Credit Facility. Each such request must involve an increase of at least $10.0 million, with the maximum aggregate principal amount of borrowings under the Revolving Credit Facility not to exceed $90.0 million in any event. The Company is required to pay a commitment fee based on the daily unused portion of the Revolving Credit Facility. To the extent not previously paid, any amounts owed under the Revolving Credit Facility will become due and payable in full on the Expiration Date.

With respect to the Term Loan, the Co-Borrowers collectively will pay quarterly installments of principal of approximately $1.1 million, plus accrued and unpaid interest, on the first day of each fiscal quarter beginning on April 1, 2016. To the extent not previously paid, the Term Loan will become due and payable in full on the Expiration Date.

Amounts outstanding under the Facilities, at the Company’s option, will bear interest at either (i) a base rate determined by reference to the highest of (a) the federal funds open rate effective from time to time, plus 0.50%, (b) the prime rate of the Agent effective from time to time and (c) the applicable daily LIBOR reserve percentage, plus 1.00%, and (ii) a rate determined by dividing the published LIBOR rate by a number equal to 1.00 minus the applicable daily LIBOR reserve percentage. In each case, an applicable margin based on the Company’s leverage ratio then in effect will be added to the interest rate elected by the Company.

The New Credit Agreement contains customary affirmative and negative covenants, including limitations with respect to indebtedness, liens, investments, dividends, mergers and acquisitions, dispositions of assets and transactions with affiliates. The Company also must maintain as of (i) March 31, 2016, EBITDA (as defined in the New Credit Agreement) of not less than approximately $1.1 million for the fiscal quarter then-ended, (ii) June 30, 2016, EBITDA of not less than approximately $4.1 million for the two consecutive fiscal quarters then ended and (iii) September 30, 2016, EBITDA of not less than approximately $9.2 million for the three consecutive fiscal quarters then ended. The Company also must maintain as of December 31, 2016 and as of the end of each fiscal quarter ending thereafter a fixed charge coverage ratio, as calculated in accordance with the terms of the New Credit Agreement, of not less than 1.10 to 1.0, in each case measured on a rolling four-quarter basis.

The New Credit Agreement provides for customary events of default, including (i) a failure by a Loan party to pay principal, interest or fees under the Facilities when due, (ii) a failure by a Loan Party to comply with applicable covenants under the Facilities, (iii) the fact that any representation or warranty made by a Loan Party is false or misleading in any material respect, (iv) the occurrence of an event of default under the New Convertible Notes, (v) the occurrence of an event of default under other indebtedness of a Loan Party with a then-outstanding principal balance of $1.0 million or more, (vi) the commencement of certain insolvency or receivership events and (vii) the occurrence of a change in control of the Company. Upon the occurrence of an event of default, the lenders under the Facilities would be under no further obligations to make loans under the Revolving Credit Facility, and all outstanding obligations of the Loan Parties under the Facilities may be declared immediately due and payable.

The New Credit Agreement replaces the Company’s prior Credit Agreement, dated as of August 18, 2011 (as amended, the “Prior Credit Agreement”), by and among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, the Agent and PNC Capital Markets LLC, as lead arranger and sole bookrunner, as amended by the First Amendment to Credit Agreement, dated as of March 19, 2012, the Second Amendment to Credit Agreement, dated as of March 29, 2013, the Third Amendment to Credit Agreement, dated as of November 7, 2013, and the Fourth Amendment to Credit Agreement, dated as of October 23, 2015. The Company was in compliance with all applicable financial covenants set forth in the Prior Credit Agreement as of the date of its entrance into the New Credit Agreement.

The foregoing is a description of the material terms and conditions of the New Credit Agreement and is not a complete discussion of the New Credit Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Convertible Notes

On January 21, 2016, the Company entered into Amended and Restated Convertible Notes (collectively, the “New Convertible Notes”) in the aggregate principal amount of $20.0 million, each in favor of Gorbert Inc. (the “Holder”). The New Convertible Notes amend and restate the Convertible Notes, each dated as of August 18, 2011 (collectively, the “Old Convertible Notes”), which were entered into by the Company in connection with its acquisition of the Company’s facility in North Jackson, Ohio. The Company’s obligations under the New Convertible Notes are collateralized by a second lien in the same assets of the Co-Borrowers that collateralize the obligations of the Co-Borrowers under the Facilities.

If not earlier prepaid in full, the New Convertible Notes will mature on March 17, 2019. The Company may elect to extend the maturity date of the New Convertible Notes from March 17, 2019 to March 17, 2020 (the “First Extension Option”), in which case the Company must make an aggregate prepayment on the New Convertible Notes at the time of the exercise of the First Extension Option of not less than $2.0 million and not in excess of $5.0 million, as determined by the Company in its discretion. The Company may elect further to extend the maturity date of the New Convertible Notes from March 17, 2020 to March 17, 2021 (the “Second Extension Option”), in which case the Company must make an additional aggregate prepayment on the New Convertible Notes at the time of the exercise of the Second Extension Option of not less than $2.0 million and not in excess of $5.0 million, as determined by the Company in its discretion.

The New Convertible Notes bear interest at a rate of 4.0% per year through and including August 17, 2016, a rate of 5.0% per year from August 18, 2016 through and including August 17, 2017 and a rate of 6.0% per year from and after August 18, 2017. Following the occurrence of an event of default, until the earlier to occur of the Company’s payment in full of all amounts owing under the New Convertible Notes or the waiver by the Holder of such event of default, the New Convertible Notes will bear interest at a rate equal to 4.0% plus the interest rate that otherwise would apply. Through and including June 18, 2017, all accrued and unpaid interest is payable semi-annually in arrears on each June 18 and December 18. After June 18, 2017, all accrued and unpaid interest is payable quarterly in arrears on each September 18, December 18, March 18 and June 18.

The Company may prepay the outstanding principal amount of the New Convertible Notes, in whole or in part, during a particular fiscal quarter if the per share market value of the Company’s common stock, par value $.001 per share (“Common Stock”), exceeds 140% of the then current conversion price for at least 20 of the trading days in the 30 consecutive trading day period ending on the last trading day of the immediately preceding fiscal quarter. The Company’s prepayment right will be void and no longer subject to exercise by the Company beginning on August 17, 2017.

The Holder may elect at any time on or prior to August 17, 2017 to convert all or any portion of the outstanding principal amount of the New Convertible Notes which is an integral multiple of $100,000. The New Convertible Notes are convertible into shares of Common Stock and, in certain circumstances, cash, securities and/or other assets. The New Convertible Notes are convertible based on an initial conversion rate of 21.2 shares of Common Stock per $1,000 principal amount of the New Convertible Notes (equivalent to an initial conversion price of $47.1675 per share). The conversion rate and the conversion price associated with the New Convertible Notes may be adjusted in certain circumstances. The Holder’s conversion rights will be void and no longer subject to exercise by the Holder beginning on August 17, 2017.

If the Company undergoes certain fundamental changes prior to the applicable maturity date for the New Convertible Notes, the Company must repurchase the New Convertible Notes in full for cash at a repurchase price equal to 100% of the aggregate outstanding principal amount of the New Convertible Notes, plus accrued and unpaid interest to, but excluding, the repurchase date. If an event of default under the New Convertible Notes occurs, the aggregate outstanding principal amount of the New Convertible Notes, plus accrued and unpaid interest and any other amounts owed thereunder, may be declared immediately due and payable by the Holder. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving the Company. The

New Convertible Notes provide that events of default include (i) failure by the Company to pay any principal under the New Convertible Notes when due and payable; (ii) failure by the Company to pay any interest or certain other obligations involving the payment of money under the New Convertible Notes with such failure continuing for more than 30 business days after such amount became due; (iii) failure by the Company to convert the New Convertible Notes in accordance with their terms; (iv) failure by the Company to provide timely notice of any of certain fundamental changes that would require the Company to repurchase the New Convertible Notes or to timely pay the amount due in connection with such a repurchase; (v) failure by the Company to comply with covenants in the New Convertible Notes with such failure not being curable or, if curable, not being cured within 30 days; (vi) certain events involving bankruptcy, insolvency or reorganization; and (vii) the acceleration of the maturity date of the principal amount owed by any Co-Borrower under the Facilities as a result of the occurrence of an event of default under the New Credit Agreement.

The foregoing is a description of the material terms and conditions of the New Convertible Notes and is not a complete discussion of the New Convertible Notes. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the form of New Convertible Note which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Press Release

On January 22, 2016, the Company issued a press release announcing its entrance into the New Credit Agreement and the New Convertible Notes. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Contract.

Effective January 21, 2016, the Old Convertible Notes were terminated and replaced with the New Convertible Notes described under Item 1.01 above. The Old Convertible Notes were in the aggregate principal amount of $20.0 million and were scheduled to mature on August 17, 2017.

Also effective January 21, 2016, the Prior Credit Agreement was terminated and replaced with the New Credit Agreement described under Item 1.01 above. The Prior Credit Agreement provided for a $105.0 million senior secured revolving credit facility and a $20.0 million senior secured term loan facility, each of which was scheduled to expire on March 19, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Amended and Restated Convertible Note, dated January 21, 2016.

10.1	Revolving Credit, Term Loan and Security Agreement, dated as of January 21, 2016, by and among Universal Stainless & Alloy Products, Inc., the other borrowers party thereto, the guarantors party thereto from time to time, PNC Bank, National Association, as administrative agent and co-collateral agent, Bank of America, N.A., as co-collateral agent, and PNC Capital Markets LLC, as sole lead arranger and sole bookrunner.

99.1	Press Release dated January 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Ross C. Wilkin
Ross C. Wilkin
Vice President of Finance,
Chief Financial Officer and Treasurer

Dated: January 25, 2015